HEAD OF JOINT VENTURE VIABILITY AND

OPERATING AGREEMENT

BETWEEN

CANNABIS SCIENCE INC.

&

UNISTRAW HOLDINGS PTE. LTD.

HEAD OF JOINT VENTURE VIABILITY AND OPERATING AGREEMENT

BETWEEN

CANNABIS SCIENCE INC. AND UNISTRAW HOLDINGS PTE. LTD.

THIS HEAD OF JOINT VENTURE VIABILITY AND OPERATING AGREEMENT (hereinafter the "Agreement") is entered into on this 1st day of September 2014, by Cannabis Science, Inc. (“CSI”) and Unistraw Holdings Pte. Ltd.(“UHPL”) (together, the “Companies” or "Parties" or individually, a "Company" or "Party").

A.        The Companies enter into this Agreement in order to conduct mutually beneficial cannabinoid-based food, nutraceutical and medicine business (“Mutual Business”) and to specify their relative rights and obligations.

B.        CSI specializes in cannabis formulation-based food, nutraceutical, and drug development and related consulting.

C         UHPL specializes in delivery of functional food, nutraceuticals, and pharmaceuticals through an in-straw bead delivery device.

D.        The Companies shall remain separate legal entities for the duration of this Agreement.

E.         Following a successful formulation of cannabinoid-based formulation delivered in UHPL bead-in-straw device, the Companies shall agree to mutually create any structures in any jurisdictions deemed necessary and advantageous to both Parties to conduct the business (hereinafter this business and related legal structures are together referred to as the "JV").

NOW THEREFORE, the Companies hereby agree as follows:

1.         Purpose and Scope of Mutual Business

The Parties agree that the Mutual Business comprise two general phases with objectives as follows:

Phase 1: To establish the viability of formulation of successful cannabinoid delivery product using UHPL in-straw bead delivery method. The Parties agree that the viability of formulation is successfully established if the developed product demonstrates key cannabinoids delivered to the consumer are equivalent or similar to levels of key cannabinoids delivered to the consumer by other nutraceutical and/or edible products available on the market, such as in legal medical cannabis, including hemp, states in the United States.  The Parties also agree that any new intellectual property generated from this Phase 1 shall be owned by the JV.

Phase 2: Upon theconfirmation that the formulation is successfully established in Phase 1, both Parties shall agree to establish a JV legal structure pursuant to Section3 belowto formulate, further develop, and commercialize cannabis, which herein is inclusive of hemp, based products for worldwide distribution following the objectives of and terms described in this Agreement.The primary and secondary objectives of Phase 2 are in the following order:

a.         to improve as reasonably possible one or more formulations with potential for immediate food and/or nutraceutical application (and identify formulations for further development);

b.         to commercialize agreed food and/or nutraceutical formulation in UDS and generate cash flow; and

c.         to start development of pharmaceutical application (and expand operations to other states and countries).

            Hereinafter these food, nutraceutical and pharmaceutical applications are referred to as the "JV Products".

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2.         Phase 1: Formulation Development

2.1.      CSI Activities

During Phase 1, CSI shall, among other things:

(i)                 Provide the infrastructure for development;

(ii)               Provide the active ingredient for formulation development;

(iii)             Arrange the chemical testing; and

(iv)             Provide support for regulatory, including U.S. FDA, approval.

2.2.      UHPL Activities: During Phase 2, UHPL shall, among other things:

(i)                 Proceed with the formulation development;

(ii)               Provide input for formulation development, except active ingredient (which is provided by CSI);

(iii)             Proceed with market development; and

(iv)             Proceed with packaging development.

2.3       Each Party shall use commercial reasonable effort to assist the other Party in completion of the above activities. Each Party shall provide to the other Party in good faith the potential forecasts and market assessment during Phase 1.

2.4       Each Party shall bear and pay all of its own cost and expense incurred by it in connection with their activities in Phase 1 above (“Phase 1 Cost”).

2.5       Each Party will provide to the other Party at leastly monthly reports on its activities in Phase 1 to help facilitate efficient implementation in the next month. Upon finishing of formulation development, the Parties will agree on the success of viability of the formulation as per Section 1 above. This is basic for both Parties to mutually establish the JV in Section 3 below.

3.         Phase 2: Establishment and Operation of the Joint Venture Business

3.1       Subject to Section 1 and Section 2, the Parties agree to establish in good faith a joint venture relationship between CSI and UHPL to be operated under a newly established joint venture operating entity or entities in mutually agreed jurisdictions, including subsidiaries or holdings thereof in new jurisdictions as required to legally manufacture and distribute the JV Products developed by the Parties under the JV as described in this Agreement.Both Parties shall also enter into a detailed follow-on agreement ("Definitive Agreement") and a shareholders agreement for this purpose, including but not limited to providing for the ownership, control, profit distribution, decision-making, and usual business parameters for the JV, consistent with the principles and agreements herein.

3.2       The Companies shall be independent from the JV. The liability of each Company is limited to its contribution to the charter capital as set out hereunder. The JV shall not be liable for any obligations of any Company and a Company shall not be liable for any obligations of any other Company. A Company shall not be liable for any obligations of the JV. A third party with any claim or right against a Company shall not (solely on the basis of its claim or right against such Party) be entitled to pursue that claim or right against the JV or any other Company. A third party with any claim or right against the JV shall not (solely on the basis of its claim or right against the JV) be entitled to pursue that claim or right against any Company.

3.3       The charter capital of the JV will be determined by both Parties at the time of the establishment, estimated at one million USD ($1,000,000). The charter capital and the JV shall be owned by and contributed to in the following ratios:  CSI -- fifty point five 50.5 percent, and UHPL -- forty-nine point five (49.5) percent. Any profits paid out by the JV shall be on a regular basis and apportioned amongst the Parties pro rata to their respective ownership interest in the JV based on the actual capital contribution made and recorded in accordance with this paragraph. The Parties shall be liable to the JV only up to the amount of their subscribed contributions in the charter capital of the JV.

3.4       Any investment by the Parties in the JV as described in the Agreement shall be agreed in writing by the Parties prior to the expenditure or commitment of the expenditure on a case-by-case and/or project-by-project basis and in amounts  proportional to their respective investments  Should one Party invest an amount that exceeds this proportional amount, the Party investing the exceeded amount shall be repaid by the JV prior to any distributions of net operating profits of the JV.

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3.5       The Parties will commercially assist the JV in  operations on the potential forecasts and market assessments,  making all available all business and government contacts, marketing and distribution channels, and existing sales contracts or store access to sell JV products, whether existing or new.

3.6       The Parties shall provide intellectual property or IP to the JV and assist the JV in protection and effective operations of the intellectual property in any jurisdiction through an Intellectual Property Agreement on a priority basis. The terms, conditions and license fees shall be agreed by the JV and Parties from time to time.

3.7       Super-voting preferred shares or such other voting controlling shares or structure as permitted in the jurisdiction(s) where existing and/or new JV business operates shall be created in the JV, which shall be a new entity or entities of a corporate nature, such as corporations, LLCs, partnerships, and holding companies.  Regardless of the specifical legal structure, each Party shall maintain 50/50 voting control over the JV, although CSI shall be identified as the majority controlling owner for financial reporting because of its majority ownership. Any changes in share structure for the JV must be approved in writing by the Parties.

3.8       The management, directors, decision making procedure and the labors of the JV shall be determined in the Definitive Agreement and shareholders agreement.

3.9       The JV shall maintain sufficient liability insurance to protect the Parties against any reasonably foreseeable claims arising from the formulations, commercialization, development or any activities and products generated under current law of jurisdictions where the JV operates.

3.10     Term of the JV is perpetual except as provided herein or as agreed by the Parties in writing.

3.11     Assignment, Transfer, Bankruptcy or Withdrawal

             For purposes of this Agreement, an assignment or transfer by a Company to a wholly-owned subsidiary, parent company, or other successor entity resulting from a corporate reorganization or restructuring based on usual good faith strategic purposes shall not be considered an assignment or transfer to a "third party" herein.  However, in the event of such an action, the Company shall provide written notice of such action to the other Company at least thirty (30) days in advance.

            If any Company proposes to transfer or assign all or any part of its interest of the JV to a third party, the Company shall notify the other Company in writing of the terms and conditions of the proposed transfer at least ninety (90) days in advance.  If a Company proposes to transfer all or any part of its interest of the JV to a third party, the other Company shall have a pre-emptive right to purchase such interest at the bonafide and authenticated offering price of the third party. If the other Company does not exercise its pre-emptive right of purchase within ninety (90) days after delivery of such notice, the other Company shall be deemed to have consented to such transfer to a third party.

On the happening of the bankruptcy of a Company or a withdrawal of a Company not incidental to the first paragraph of this Section 3.11, the surviving Company to this Agreement shall have the option to dissolve and liquidate the assets of the JV or purchase all of the Company’s interest in the assets of the JV ("Selling Company") for the positive balance, if any, of such Company’s proportionate JV ownership rights.  Each Company agrees to promptly give notice of bankruptcy or withdrawal to the other Company.  The option described above may be exercised within 180 days following the other Company’s receipt of the notice of bankruptcy or withdrawal.  In the event the other Company does not elect to purchase the interest of the Selling Company, the Selling Company shall dispose of is proportionate share of the JV Assets to any other Company.

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4.         Miscellaneous

4.1       Notices

            All notices required or permitted under this Agreement must be in writing, delivered as follows,  unless otherwise agreed in writing by the Parties. A notice shall be deemed provided when deposited  with Federal Express, United Parcel Service, DHL Worldwide Express, or Airborne Express, for overnight or two-day delivery, with return and proof of receipt to the physical address of the other Party provided below, in conjunction with a simultaneous electronic mail of the notice sent to the attention of the person and at the e-mail address provided for the other Party below.  These notice addresses may be amended from time to time through this notice procedure by either Party in order to provide accurate communication.

            All Notices shall be delivered to the following Company addresses:

If to:                            Cannabis Science, Inc.

                                                            6946 North Academy Blvd

Suite B#254

Colorado Springs, CO 80918

Attn: Dr. Dorothy Bray

                                                            Email: dorothy.bray@cannabisscience.com

                        If to:                            Unistraw Holdings Pte. Ltd.

                                                            One Raffles Place

                                                            Level  #28-2 - Tower 1

                                                            Singapore 048616

                                                            Attn: Suchet Rastogi

                                                            Email: suchet@unistraw.com

4.2.      Business Representations

Each Company hereby represents and warrants to, and agrees with, the other Company as follows:

Business Intent.The Companies are investing in this JV solely for furthering their respective businesses and development and exploitation of new intellectual property from the JV and not with a view to or for sale in connection with any distribution of all or any part of the JV or the assets of the JV. No other company will have any direct or indirect beneficial interest in or right to the JV unless consistent with Paragraph E or Section 3.11, such as a wholly-owned subsidiary, or as mutually agreed in writing by both Parties.

Non-Circumvention.  Both Parties agree not to circumvent the other Party in the business intentions and goals of the collaboration contemplated by this Agreement.

Economic Risk.The Companies are financially able to bear the economic risk of this investment in the JV, including the total loss thereof.

Further representation.Each Company further represents that (i) it has the power and authority to enter into and perform its obligations under this Agreement and without violating any regulation of law; (ii) by entering into this Agreement, it will not breach the material terms of any contract with any third party or any of its own organizational documents; and (iii) it is not relying upon any representations of the other Party other than those expressly set out in this agreement.

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4.3.      General Provisions

            Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

            Further Assurances. The Parties to this Agreement shall promptly execute and deliver any and all additional documents, instruments, notices, and other assurances, and shall do any and all other acts and things, reasonably necessary in connection with the performance of their respective obligations under this Agreement and to carry out the intent of the Parties.

            No Limitation of Companies' Businesses. Except as provided in this Agreement, no provision of this Agreement shall be construed to limit in any manner the Companies in the carrying on of their own respective businesses or activities.

            Absence of Agency. Except as provided in this Agreement, no provision of this Agreement shall be construed to constitute a Company, in the Company's capacity as such, the agent of any other Company.  The Parties shall mutually decide how the JV will be represented and/or the JV communicates with any third parties, including but not limited to press and regulatory and government agencies.

            Headings. The Section, and paragraph titles and headings contained in this Agreement are inserted as a matter of convenience and for ease of reference only and shall be disregarded for all other purposes, including the construction or enforcement of this Agreement or any of its provisions.

            Amendment. This Agreement may be altered, amended, or repealed only by written agreement signed by both of the Companies.

            Time of the Essence. Time is of the essence of every provision of this Agreement.

            Benefit of the Parties. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless mutually agreed by both Parties.

            Interpretation. In the event that any claim is made by any Company relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement (or any part thereof) was prepared by, or at the request of, a particular Company or its counsel.

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5.         Choice of Law.

This Agreement shall be construed and enforced in accordance with the laws of Hong Kong. If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

6.         Dispute Resolution

Any dispute or claim arising out of this Agreement shall be determined by arbitration administered by amicable settlement. If the dispute or claim cannot be settled amicably, it shall finally settle by  the International Chamber of Commerce (ICC), and the venue for arbitration shall be in Singapore.

7.         Term of the Agreement

            This Agreement shall be valid for five (5) years from the date of signing or until both the Definitive Agreement and a shareholders agreement are signed by both Parties, whichever comes earlier.

8.         Exclusivity

During the Term of the Agreement, the Parties shall work with each other on an exclusive basis for CSI with respect to straw-like bead delivery method for cannabis, hemp and cannabinoids and on an exclusive basis for UHPL with respect to cannabis, hemp, and cannabinoid delivery in this straw delivery method.

9.         Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Electronic signatures on and electronic transmission, including email and facsimile, of counterparts are agreed to be accepted as if originals.

10.       Phase 1 Cost

Each Party shall bear and pay all of its own cost and expense occurred by it in connection with their activities in Phase 1 above (“Phase 1 Cost”). Phase 1 Cost paid by each party is non-recourse to the other Party.

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11.       Confidentiality

            The Parties recognize that this Agreement and all information regarding the Mutual Business that may be disclosed within the framework of this Agreement represent confidential and valuable proprietary information (“Confidential Information”). The Parties promise and undertake that, except required by law, not to disclose the Confidential Information to any other person than those of its employees who must have access to such information in order to utilize it for the purpose of this Agreement. The Parties agree not to use the Confidential Information for any purpose other than within the framework of this Agreement. Upon expiration of this Agreement where both Parties cannot move forward with the Definitive Agreement and shareholders agreement, CSI will return to the UHPL all Confidential Information disclosed to CSI by UHPL and vice versa.

12.       Force Majeure

If the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order or requirement of any governmental agency or any act beyond the reasonable control of the parties hereto, the party so affected, upon giving notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference, provided that the party so affected shall use reasonable efforts under the circumstances to avoid or remove such causes of non performance hereunder with the utmost dispatch, and provided further, that no such occurrence shall extend the term of this Agreement specified in Section 7.

IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Agreement on the day and year first above written.

[COUNTERPART SIGNATURES FOLLOW]

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COUNTERPART SIGNATURE PAGE TO JOINT VENTURE VIABILITY

AND OPERATING AGREEMENT

The undersigned, authorized representatives of the Companies, intending the Companies to be legally bound, hereby execute this counterpart signature page and adopts and agrees to be bound by the terms and provisions of the Agreement, dated September 1, 2014 between the undersigned Parties:

CANNABIS SCIENCE, INC.

Per: /s/ Dorothy Bray

__________________________

By: Dorothy Bray, PhD

Title: Director, President & CEO

UNISTRAW HOLDINGS PTE. LTD.

Per: /s/ Suchet Rastogi

__________________________

By: Suchet Rastogi

Title: CEO

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